UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2021

Humanigen, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35798	77-0557236
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

533 Airport Boulevard, Suite 400

Burlingame, CA 94010

(Address of principal executive offices, including zip code)

(650) 243-3100

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HGEN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On January 10, 2021, Humanigen, Inc. (the “Company”) announced that it had entered into a master services agreement (the “Agreement”) with EVERSANA Life Science Services, LLC (“EVERSANA”) pursuant to which EVERSANA will provide the Company multiple services from its integrated commercial platform in preparation for the potential commercialization of lenzilumab, the Company’s lead product candidate, for treatment of hospitalized and hypoxic COVID-19 patients. A copy of the Company’s press release announcing the Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Under the Agreement, EVERSANA will serve as the Company’s end-to-end commercial partner, providing the Company with a full suite of services in connection with the potential launch of lenzilumab. EVERSANA’s services initially will comprise marketing, market access and field solution services, and may expand to other areas including patient services, compliance services, professional services, data and analytics, and health economics outcome research, as may be negotiated by the parties and set forth in statements of work delivered in accordance with the Agreement.

The Company will pay EVERSANA fees and reimburse it for its expenses in performing the services as established in applicable statements of work. EVERSANA has agreed to defer its fees pending the Company’s receipt of an emergency use authorization (“EUA”) from the U.S. Food and Drug Administration for lenzilumab for hospitalized and hypoxic COVID-19 patients. If the Company has not received an EUA by April 30, 2021 or such later date as to which the parties otherwise may agree, either party may terminate the Agreement immediately; EVERSANA will not receive the deferred fees upon such termination.

The Agreement provides for a one-year term and will renew for subsequent one-year terms unless either party provides a notice of non-renewal. After the first year, the Company may terminate the Agreement upon advance written notice to EVERSANA. The Agreement contains customary provisions allowing either party to terminate the Agreement as a result of certain changes in law and material breaches and certain insolvency events by or relating to the other party.

The Agreement imposes customary mutual obligations on the parties to protect and not disclose the confidential information and intellectual property of the other, and contains insurance, non-solicitation, indemnification and limitation of liability provisions customary for service contracts of this type.

The foregoing description of the Agreement does not purport to describe all of its terms and is qualified in its entirety by the full text of the Agreement, which is filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit Description

10.1†	Master Services Agreement effective as of January 8, 2021 between Humanigen, Inc. and EVERSANA Life Science Services, LLC.
99.1	Press release issued January 10, 2021.

† Certain portions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K. The Company will furnish supplementally an unredacted copy of such exhibit to the U.S. Securities and Exchange Commission or its staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Humanigen, Inc.

By:	/s/ Cameron Durrant
Name: Cameron Durrant Title: Chairman of the Board and Chief Executive Officer

Dated: January 14, 2021